Exhibit 99.1

Details of Q2 FY26 Investor Conference Call
Financial Outlook and Share Repurchase Update

Las Vegas, July 13, 2026

Light & Wonder, Inc. (ASX: LNW) (“Light & Wonder,” “we” or the “Company”) announced that it will release its financial results for the second quarter ended June 30, 2026 (“Q2 FY26”), on Tuesday, August 4, 2026, after the U.S. markets close, and before trading on the Australian Securities Exchange (“ASX”) opens on Wednesday, August 5, 2026.

The Company will host an investor conference call and simultaneous webcast the same day at 7:00 p.m. U.S. Eastern Time / 9:00 a.m. Australian Eastern Standard Time to discuss the results.

Schedule 1 sets out further details for those intending to join the investor conference call.

Reiteration of FY26 Financial Outlook & Share Repurchase Update

The Company remains on track to meet the previously announced financial outlook of mid-to-high single-digit Consolidated AEBITDA1 growth for 2026 and we are committed to deleveraging our balance sheet towards the mid-point of our targeted net debt leverage ratio1 range over the course of 20262 and below 3.0x during the first half of 2027.

The Company has a total of approximately US$180 million remaining under its ongoing share repurchase program, and as of July 1, 2026, the total number of shares outstanding (including common stock and CDIs) was 77,049,1813. This follows 1,612,580 CDIs repurchased during Q2 FY26 for total consideration of approximately US$134 million4.

Authorised for lodgement by the Corporate Secretary

About Light & Wonder

Light & Wonder, Inc. is a leading cross-platform global games company. Through our three unique, yet highly complementary business segments, we deliver unforgettable experiences by combining the exceptional talents of our 6,500+ member team, with a deep understanding of our customers and players. We create immersive content that forges lasting connections with players, wherever they choose to engage. At Light & Wonder, it’s all about the games. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more visit www.lnw.com.

Company Contacts:

Investor Relations

Rohan Gallagher

EVP, Global Chief Corporate Affairs Officer

ir@lnw.com

1 Represent forward-looking non-GAAP financial measures presented on a supplemental basis. Additional information on non-GAAP financial measures presented herein is available in Schedule 2 of this release.

2 Subject to the continuation of share repurchases.

3 The total number of shares issued and outstanding includes 688,915 CDIs held in a trust account with our equity plan administrator for future exercises of options issued to our non-US resident directors or as directed by the Company.

4 The Company paused purchases under the share repurchase program on June 29, 2026 ahead of the Q2 FY26 blackout period, in accordance with the Company’s Securities Trading Policy.

Schedule 1 – Details for Q2 FY26 Investor Conference Call

Light & Wonder will release its financial results for the second quarter ended June 30, 2026, on Tuesday, August 4, 2026, after the U.S. markets close, and before the ASX opens on Wednesday, August 5, 2026.

The Company will host an investor conference call and simultaneous webcast the same day at 7:00 p.m. U.S. Eastern Time / 9:00 a.m. Australian Eastern Standard Time to discuss the results.

Webcast

To access the live webcast of the call, please visit the Company’s website at https://explore.investors.lnw.com and click on the webcast link. A replay of the webcast will be available approximately one hour after the webcast and will be archived on the Company’s website.

Conference Call

Participants will be given a unique PIN to gain access to the call by registering at Light & Wonder earnings call. Participants may pre-register at any time, including up to the call start time.

Telephone Dial-in

US Toll Free: +1 (844) 543-0451

Australia: +61 1800 491 687

International: +1 (864) 991-4103

Conference call dial-in PIN: Unique PIN provided upon registration

Schedule 2 – Additional Information

Forward-Looking Statements

In this release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about our financial outlook that describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “will,” “may,” “estimate,” “plan,” “believe,” “expect,” “outlook,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These statements are based upon current Company management expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the risk that the Company may be unable to achieve expected earnings momentum towards the second half of the year, (ii) the timing of investments, (iii) the timing of capital expenditures of our customer base, or (iv) change in capital allocation strategy and those factors described in our filings with the U.S. Securities and Exchange Commission (“SEC”) and ASX. Additional information regarding risks and uncertainties and factors that could cause results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC and ASX, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC and ASX for the year ended December 31, 2025 on February 24, 2026 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws and ASX Listing Rules, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s operations and is reconciled to net income as the most directly comparable GAAP measure. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC and lodged with the ASX. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to Net income and includes the following adjustments, as applicable: (1) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition- and disposition-related costs, strategic initiatives and other unusual items; (2) Depreciation, amortization and impairment charges and Goodwill impairments; (3) Loss on debt financing transactions; (4) Change in fair value of investments and Gain on remeasurement of debt and other; (5) Interest expense; (6) Income tax expense and impact on adjustments; (7) Stock-based compensation; and (8) Other income, net, including foreign currency gains or losses and earnings from equity investments. Consolidated AEBITDA outlook denotes a non-GAAP financial measure. We are not providing a forward-looking quantitative reconciliation of Consolidated AEBITDA outlook to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities and Senior Notes, each of which are described in Note 14 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Note 10 of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026.

Net debt leverage ratio, as used herein, represents Net debt divided by Consolidated AEBITDA. The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.